                                                                    EXHIBIT 10.9

                            FIRST SAVINGS BANK, SLA
                           DIRECTOR RETIREMENT PLAN


     Section 1.  PURPOSE. The purpose of the Director Retirement Plan (the
                 -------
"Plan") is to recognize the valuable services provided to First Savings Bank, SLA (the "Association") by its non-employee Directors and to assist in retaining present non-employee members and attracting new members of the Board of Directors, by providing such Directors with retirement benefits under the terms and conditions set forth in this Plan.

     Section 2.  ELIGIBILITY. Any Director (i) who is not an active employee of
                 -----------
the Association at retirement ("active employee" shall mean an employee of the Association as determined for purposes of the Association's employee benefit plans), and (ii) has served for at least five years of continuous service as a Director, and (iii) has retired from service on the Board of Directors (a) on or after the mandatory retirement age of 70, or (b) prior to age 70, but not before age 55, or (c) as a result of permanent and total disability, shall be eligible to participate in the Plan.

     Section 3.  AMOUNT OF BENEFIT. Each eligible director shall receive as a
                 -----------------
retirement benefit the applicable payments as follows:

     (1) Upon retirement at age 70, with at least ten years of continuous service, an eligible Director shall be entitled to receive an annual retirement benefit payable in accordance with Section 4 of the Plan, equal to the annual retainer received by members of the Board, as such amount may be changed from time to time.

     (2) Upon retirement prior to age 70, but not before age 55, an eligible Director shall be entitled to receive an annual retirement benefit payable in accordance with Section 4 of the Plan, equal to the sum of:

          (a) 50% of the annual retainer received by members of the Board, as such amount might be changed from time to time, and

          (b) 5% of the annual retainer received by members of the Board, as such amount might be changed from time to time, multiplied by the Director's number of years of continuous Board service in excess of five years (up to a maximum of ten). Partial years shall be computed using a fractional portion of a full year's credit.

     Section 4.  MANNER OF PAYMENT.  The retirement benefit shall consist of
                 -----------------
equal monthly payments to the eligible Director, computed as one-twelfth of the annual retainer then in effect, commencing upon the first of the month following retirement from the Board and ending with the monthly payment due on the first day of the month following the Director's death. The obligations of the Association hereunder constitute merely the promise of the Association to make the payments provided for in this Plan. No Director, his or her spouse, or the estate of either of them shall have, by reason of this Plan, any right, title or interest of any kind in or to any property of the Association. To the extent any Director has a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Association.

     Section 5.  GENERAL PROVISIONS.
                 ------------------

     (1) The right to receive any payment under the Plan shall not be transferable or assignable.

     (2) Benefit payments under the Plan shall be made from the general assets of the Association, and the Association shall not be required to set aside funds for the payment of its obligations under the Plan.

     (3) The Board may at any time amend or terminate the Plan, provided, that no amendment or termination shall impair the rights of an eligible Director to receive upon retirement from the Board the payments which would have been made to such Director had the Plan not been amended or terminated (based upon such Director's service as a member of the Board to the date of such amendment or termination).

     (4) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Association.

     (5) Any questions involving entitlement to payments under the Plan shall be referred to the Board for resolution. The determination of the Board shall be conclusive as to any such questions. The Board may obtain such advice or assistance as they deem appropriate from persons not serving on the Board.

     (6) As used in the Plan, "retirement from the Board" shall include any termination of service (other than by death) of a Director, except any termination which the Board determines to have resulted from gross cause. "Gross cause" shall include fraud, misappropriation of or other intentional misconduct damaging to the property or business of the Association of any of its subsidiaries or commission of a crime.

     Section 6.  EFFECTIVE DATE.  The effective date of the Plan is August 1,
                 --------------
1989.

                                       2